UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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AMERON INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

Watson Wyatt & Company Holdings

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERON INTERNATIONAL CORPORATION
CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE.,
PASADENA, CALIFORNIA 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Ameron International Corporation, a Delaware corporation (the “Company”) will be held at The Pasadena Hilton Hotel, 168 South Los Robles Ave., Pasadena, California, on Wednesday, March 23, 2005 at 10:00 a.m. for the following purposes:

1.	To elect two directors to hold office for a term of three years, or until their successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for fiscal year 2005.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed February 8, 2005 as the record date for the determination of stockholders entitled to vote at this meeting and any adjournments thereof.

JAVIER SOLIS, Secretary

     February 23, 2005

YOUR VOTE IS IMPORTANT

     Holders of a majority of the outstanding voting shares of the Company must be present either in person or by proxy in order for the meeting to be held. Whether or not you expect to attend the Annual Meeting, your proxy vote is important.

     PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying.

     If you are a stockholder of record and plan to attend the meeting, please check your proxy card in the space provided. If your shares are not registered in your name, please advise the stockholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

AMERON INTERNATIONAL CORPORATION
CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE.
PASADENA, CALIFORNIA 91101

PROXY STATEMENT
FEBRUARY 23, 2005

     This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Ameron International Corporation (“Ameron” or the “Company”) to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders (“Annual Meeting”). This proxy statement and the proxy card included herewith were first sent to stockholders on or about February 23, 2005.

     Please sign, date and return the enclosed proxy card to ensure that your shares are voted. The proxy may be revoked at any time prior to exercise thereof but if not revoked will be voted. A proxy can be revoked by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Each proxy will be voted as instructed, and if no instruction is given will be voted FOR the election of the two nominees for director named below and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company. The named proxies may vote in their discretion upon such other matters as may properly come before the Annual Meeting.

     The record date for the determination of stockholders entitled to vote at the Annual Meeting is February 8, 2005. On such date, there were issued, outstanding and entitled to vote at the Annual Meeting, 8,425,871 shares of Common Stock of the Company (the “Common Stock”). Every stockholder is entitled to one vote for each share of Common Stock registered in his or her name at the close of business on the record date, except that stockholders may cumulate their votes in the election of directors. See “Election of Directors.” Common Stock is the only class of voting stock outstanding.

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall constitute a quorum for the transaction of business. Both abstentions and broker non-votes shall be counted for the purposes of the determination of the presence or absence of a quorum at the Annual Meeting. However, for the purposes of the election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants, neither abstentions nor broker non-votes will be counted as votes cast on such matters.

     Assuming a quorum is present in person or by proxy at the Annual Meeting, the two nominees receiving the greatest number of votes cast will be elected directors. The ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote.

ELECTION OF DIRECTORS
(PROXY ITEM 1)

     As of the date of this Proxy Statement, the Bylaws of the Company provide that the Board of Directors of Ameron (the “Board”) be composed of nine directors, divided into three classes. However, due to the retirement of one current director and the decision of a second director not to stand for re-election for personal reasons, the Board has taken action to amend the bylaws of the Company to reduce the size of the Board to seven (7) directors effective the date of the upcoming Annual Meeting. Directors are elected for three-year terms, and one class is elected at each Annual Meeting.

     Two directors are to be elected at the 2005 Annual Meeting. James S. Marlen was elected to his present term of office as a Class I director at the Company’s 2002 Annual Meeting. David Davenport joined Ameron in

December 2002 as a Class I director. Class I directors will hold office until the Annual Meeting in 2008 or until their respective successors have been elected and qualified. Both of the nominees have consented to being named herein and to serve if elected. In the event that either of the nominees should become unavailable prior to the Annual Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board of Directors, or the Board, at its option, may reduce the number of directors to constitute the entire Board.

     Stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, or to distribute such votes to one or more nominees, as the stockholder determines. Unless a stockholder indicates otherwise on the proxy card, if a stockholder votes “FOR” all nominees, the proxies will allocate such stockholder’s votes equally among the nominees listed above; if a stockholder withholds authority to vote for any nominee or nominees, the proxies will allocate such person’s votes equally among the nominees listed above except those for whom the stockholder withholds authority to vote.

     The following information, which has been provided to the Company by the directors, shows for each of the nominees for director and for each director whose term continues, principal occupation and business experience during the past five years and other affiliations.

2005 NOMINEES FOR DIRECTOR

     James S. Marlen. Chairman of the Board of the Company since 1995, President and Chief Executive Officer since 1993. Formerly Vice President and Officer of GenCorp. Inc. and President, GenCorp Polymer Products, the consumer and industrial product sectors of GenCorp. Mr. Marlen is a director of A. Schulman, Inc. (NASDAQ), a leading multinational manufacturer of high-performance plastics, compounds and resins, and Parsons Corporation, a privately-held, worldwide engineering and construction firm. Mr. Marlen was named a Distinguished Engineering Fellow of the University of Alabama, and, in 1998, he was inducted into the State of Alabama Engineering Hall of Fame. Mr. Marlen is also a director of various civic and trade organizations. Age 63. He has been a director of the Company since 1993.

     David Davenport. Distinguished Professor of Public Policy and Law—Pepperdine University since 2003 and Research Fellow, Hoover Institution, Stanford University, since August 2001. Chief Executive Officer of Starwire, a computer software company, from May 2000 to June 2001 and President, Pepperdine University from April 1985 to May 2000. Director of Salem Communications, a provider of radio programming, and Forest Lawn Memorial Parks Association, a memorial parks service company. Age 54. He has been a director of the Company since 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

     CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2006

     Peter K. Barker. Retired Advisory Director and former partner with Goldman Sachs & Co., a global investment banking, securities and investment management firm. Director of Stone Energy, Inc., an independent oil and gas company and Avery Dennison Corporation, a leader in pressure sensitive technology and self-adhesives. Age 56. He has been a director of the Company since 1999.

     John E. Peppercorn. Retired Vice President of Chevron Corporation and President of Chevron Chemical Co. LLC, a subsidiary of Chevron Corporation, manufacturer of industrial chemicals. Age 67. He has been a director of the Company since 1999.

     CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2007

     J. Michael Hagan. Retired Chairman, President and Chief Executive Officer of Furon Company, a manufacturer of polymer components. Director of Remedytemp, Inc., a temporary staffing and employment company; PIMCO Funds, an investment management services company; and Fleetwood Enterprises, a manufacturer of recreational vehicles and producer of manufactured housing. Age 65. He has been a director of the Company since 1994.

     Terry L. Haines. President, Chief Executive Officer and director of A. Schulman, Inc., a leading multinational manufacturer of high-performance plastics, compounds and resins. Director of First Merit Bank Corp. Age 58. He has been a director of the Company since 1997.

     Dennis C. Poulsen. Chief Executive Officer of Rose Hills Company, one of the largest memorial park service companies in the U.S., from 2000 to February 2002. Chairman of Rose Hills since February 2002. Age 62. He has been a director of the Company since 2002.

THE BOARD AND ITS COMMITTEES

     The Board has standing committees, with duties, current membership and number of meetings for each as shown below.

Audit Committee	Five meetings held during 2004
Members:
John F. King, Chairman*
J. Michael Hagan
Terry L. Haines

*	In accordance with the retirement policy of the Board of Directors, Mr. John F. King will retire from the Board and the committees on which he serves effective the date of the Annual Meeting.

     The Audit Committee represents and assists the Board of Directors in discharging its oversight responsibility relating to accounting and internal and external audit matters affecting the Company. The Audit Committee is governed by a charter, and a more detailed description of the functions of the Audit Committee can be found in the Audit Committee Charter, a copy of which can be found at the Company’s website www.ameron.com. As required by the Audit Committee Charter, all members of the Audit Committee meet the criteria for “independence” within the meaning of the Corporate Governance Guidelines and the Audit Committee Charter. Although each of the members of the Audit Committee are financially literate and each member has accounting or related financial management expertise as required by the New York Stock Exchange listing standards, the Board of Directors has determined that n one of the members meet the narrow definition of “audit committee financial expert” as defined in Item 401(h2) of Regulation S-K promulgated by the Securities and Exchange Commission. Although the Board believes that the present members of the Audit Committee have sufficient knowledge and experience in financial affairs to effectively perform their duties, the Board will give due consideration to future Board and Audit Committee candidates with audit committee financial expert qualifications.

Compensation Committee	Two meetings held during 2004
Members:
John E. Peppercorn, Chairman
Peter K. Barker
David Davenport

     The Compensation Committee supervises and acts upon matters involving the compensation of Ameron’s top managerial and executive officers. The Compensation Committee is governed by a charter. A more detailed description of the functions of the Compensation Committee can be found in the Compensation Committee Charter, as amended, copy of which can be found at the Company’s website www.ameron.com, and under “Report of the Compensation Committee.” All members of the Compensation Committee are “independent” as required by the Compensation Committee Charter.

Executive Committee	No meetings held during 2004
Members:
James S. Marlen, Chairman
Peter K. Barker
J. Michael Hagan
John E. Peppercorn

     The function of the Executive Committee is to act on matters delegated to it by the Board, between meetings of the Board or while the Board is not in session.

Finance Committee	Two meetings held during 2004
Members:
J. Michael Hagan, Chairman
Peter K. Barker
Dennis C. Poulsen

     The Finance Committee reviews financing policies and programs and considers their effect on the financial position of the Company. It also reviews policies, plans and performance of pension fund investments.

Nominating & Corporate Governance Committee	Two meetings held during 2004
Members:
Terry L. Haines, Chairman
John F. King
John E. Peppercorn
Dennis C. Poulsen

     The Nominating & Corporate Governance Committee is governed by a charter. A more detailed description of the functions of the Nominating & Corporate Governance Committee can be found in the Nominating & Corporate Governance Charter, as amended, copy of which can be found at the Company’s website www.ameron.com. The Nominating & Corporate Governance Committee identifies, reviews and recommends qualified candidates to be elected or re-elected to the Board and to be appointed to serve on various committees, reviews procedures and policies of the Board, and oversees the structure, composition and functioning of the Board. All members of the Nominating & Corporate Governance Committee are “independent” as required by the Nominating & Corporate Governance Committee Charter.

     The Board of Directors met a total of five times in 2004, and all directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served for the period in which they served.

     Non-management directors meet regularly in executive sessions without management and preside over non-management meetings in rotating order by seniority determined by length of Board service. Non-management directors are all those directors who are not Company officers.

     All directors attended last year’s Annual Meeting. Although the Company does not have a formal policy regarding attendance by directors at Annual Meetings, all directors are strongly encouraged to attend.

Director Nomination Process

     The Board of Directors is responsible for selecting nominees for election to the Board by the stockholders. The Nominating & Corporate Governance Committee recommends to the Board candidates for election or reelection to the Board. The Nominating & Corporate Governance Committee makes its recommendations based on the needs of the Board as determined by periodic evaluations of the Board’s performance and composition, as well as the individual strengths and weaknesses of the candidates. The candidates are selected from qualified candidates recommended by the Board, the Nominating & Corporate Governance Committee or any other reliable source, including stockholders. In general, the Company seeks as directors, individuals with substantial management experience who possess the highest personal values, judgment and integrity, an understanding of the environment in which the Company does business, and diverse experience in the key business, financial and other challenges that face a substantial U.S. corporation. Stockholders may submit written recommendations for nominees directly to the Chairman of the Nominating & Corporate Governance Committee in care of the Secretary of the Company at the address of the Company’s headquarters.

     The Bylaws of the Company provide that only persons who are nominated in accordance with the procedures set forth in Section 3.15 of the Bylaws shall be eligible for election as Director at the Annual Meeting. Nominations of candidates for election to the Board of Directors of the Company at any Annual Meeting may be made only by or at the direction of the Board of Directors or by a stockholder entitled to vote at such Annual Meeting. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company of the stockholder’s intention to make such nomination. To be timely, any such notice must be received at the principal office of the Company not less than sixty (60) and not more than one hundred twenty (120) days prior to the date of such Annual Meeting; provided, however, that in the ev ent that the first public disclosure (whether by mailing of a notice to stockholders, press release or otherwise) of the date of such Annual Meeting is made less than sixty-five (65) days prior to the date of such Annual Meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such first public disclosure was made. Such stockholder’s notice with respect to a proposed nomination shall set forth (i) the name, age, business and residence address and principal occupation or employment of such nominee proposed in such notice; (ii) the name and address of the stockholder giving the notice as the same appears in the Company’ stock register; (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and by such stockholder; and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, to be dis closed in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Company, if elected.

Compensation of Directors and Retirement Policies

     Directors who are not officers or employees of the Company receive an annual retainer of $33,000 plus $2,200 for each Board meeting attended. For meetings of committees of the Board of Directors, a fee of $1,500 per meeting is paid. The fee is paid to each director who attends and actively participates. In addition, chairmen of the Audit and the Compensation Committees receive an annual retainer of $5,000 and chairmen of the Finance and the Nominating & Corporate Governance Committees receive an annual retainer of $1,000. Directors are available for consultation at any time by Management and normally receive no additional compensation for such consultation. In June 2004, John F. King, John E. Peppercorn, J. Michael Hagan and Terry L. Haines, the chairmen of the Company’s Audit, Compensation, Finance and Nominating & Corporate Governance committees, respectively, attended a consul ting meeting with Management to discuss the possible termination of the Company’s supplemental executive retirement plan and the executive deferral plan. A meeting fee of $2,200 was paid to each of the Board committee chairmen attending such meeting.

     The Board of Directors has a policy establishing the mandatory retirement date of each member of the Board as the date of the Annual Meeting of the Company subsequent to the director’s 72nd birthday.

Director Independence

     All of the members of the Board of Directors of the Company have been determined to be “independent” within the meaning of the Company’s Corporate Governance Guidelines, which provide that a majority of the members of the Board must meet the criteria for independence as required by the listing standards of the New York Stock Exchange, with the exception of James S. Marlen, the Chairman, President and Chief Executive Officer of the Company. These Guidelines can be found on Ameron’s website located at www.ameron.com.

     In making that determination, the Board applied standards established by the Company’s Corporate Governance Guidelines, in addition to any relevant facts and circumstances.

Code of Business Conduct & Ethics

     The Company has adopted a Code of Business Conduct & Ethics, which is designed to focus directors, officers and employees of the Company on areas of ethical risk, provide guidance to help recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. Each director, officer and employee is required to comply with this Code, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. This Code can be found on Ameron’s website located at www.ameron.com, and the Company will disclose amendments to or waivers from provisions of this Code by posting such information on its website. Copies of each of the Company’s Audit Committee Charter, Compensation Committee Charter, Nominating & C orporate Governance Committee Charter, Corporate Governance Guidelines and Code of Business Conduct & Ethics are available to stockholders upon written request to the Secretary of the Company at the Company’s headquarters address.

PROPOSAL FOR RATIFICATION OF APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS
(PROXY ITEM 2)

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP, as independent public accountants to examine the Company’s financial statements for its fiscal year ending November 30, 2005. This firm has no financial interest of any kind in the Company or its subsidiaries other than its work as the Company’s independent public accountants. The firm has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A member of the firm of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to answer questions and to make a statement if he or she desires to do so. Effective May 21, 2003, the Company dismissed Deloitte & Touche LLP as its independent public accountants. The reports of Deloitte & Touche LLP on the Compa ny’s financial statements for fiscal years 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss Deloitte & Touche was recommended by the Company’s Audit Committee and approved by its Board of Directors. During fiscal years 2002 and 2001 and the subsequent interim period preceding Deloitte & Touche LLP’s dismissal, there were no disagreements (as such term is defined in instruction 4 to Item 304 of Securities and Exchange Commission Regulation S-K) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2005, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

     If the appointment is not ratified by a majority of the shares of Common Stock represented at the Annual Meeting on this proposal, the adverse vote will be considered as a directive to the Board of Directors to select other independent public accountants for the following year. However, because of the difficulty and expense of making any substitution so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending November 30, 2005 will be permitted to stand unless the Board finds other good reason for making a change.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

     The Company has been informed that as of the dates indicated, the following persons were beneficial owners of more than five percent of the Company’s Common Stock.

	Number of
Name and Address	Shares of Stock
of Beneficial Owner	Beneficially Owned/As Of	Percent

T. Rowe Price Associates, Inc	834,000/December 31, 2004(1)	9.90
100 E. Pratt Street
Baltimore, MD 21202
Putnam Investments, LLC	690,560/December 31, 2004(2)	8.20
Putnam Investment Management LLC
Putnam Advisory Company LLC
One Post Office Square
Boston, MA 02109
Dimensional Fund Advisors Inc.	625,821/December 31, 2004(3)	7.43
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Taro Iketani	612,792/December 22, 2004	7.27
Funakawara 18, Ichigaya
Shinjuku-ku
Tokyo, Japan

The information that is footnoted in the table above and set forth in the notes below is based upon information received from each respective stockholder.

(1)	In its Schedule 13G, T. Rowe Price Associates, Inc. stated that these securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. which owns 503,800 shares, representing 5.98% of the shares outstanding, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	In its Schedule 13G, Putnam Investments, LLC stated that in its capacity as investment advisor it has shared voting power with respect to 211,640 shares and shared dispositive power with all such shares.

(3)	In its Schedule 13G, Dimensional Fund Advisors Inc. (“Dimensional”) stated that they are an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that they furnish investment advice to four investment companies registered under the Investment Company Act of 1940 and that they serve as investment manager to certain other investment vehicles, including commingled group trusts (the “Portfolios”). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 625,821 shares of the Company as of December 31, 2004. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

Security Ownership of Management

     As of February 8, 2005, the shares of Common Stock held by all directors, nominees for director and executive officers named in the Summary Compensation Table individually and by directors and officers as a group were:

		Number of	Number of
	Number of	Vested Shares	Rights to
	Shares of Stock	Held in	Acquire
	Beneficially	Trust under	Beneficial
Name	Owned(1)	401(k) Plan	Ownership(2)	Percent(3)

DIRECTORS AND NOMINEES:
Peter K. Barker	2,000	—	16,500	*
David Davenport	—	—	2,250	*
J. Michael Hagan	3,110 (4)	—	26,500	*
Terry L. Haines	4,130	—	20,500	*
John F. King	600	—	26,500	*
Thomas L. Lee	1,000	—	750	*
John E. Peppercorn	1,000	—	15,500	*
Dennis C. Poulsen	750	—	1,500	*
NAMED EXECUTIVE OFFICERS:
James S. Marlen	90,736	181	296,833	*
Javier Solis	27,344	—	87,684	*
Gary Wagner	27,480 (5)	—	84,684	*
Thomas P. Giese	24,838	459	57,400	*
James R. McLaughlin	—	260	—	*
DIRECTORS AND OFFICERS AS A GROUP
(INCLUDING THOSE ABOVE)	182,988	1,076	637,101	2.18	%(6)

(1)	Direct ownership except as otherwise noted.

(2)	Represents shares subject to options which could be exercised by April 8, 2005 by the named individuals or the Group.

(3)	Shares of stock beneficially owned and vested shares held under 401(k) Plan as a percent of total outstanding shares as of February 8, 2005.

(4)	Held in Hagan Family Trust, a Living Trust.

(5)	200 of these shares are owned jointly with his wife.

(6)	If the 637,101 shares subject to exercisable options held by directors and officers as a group were included in the total amount of shares outstanding, then the percentage of Common Stock owned by the group would be 9.06%.

*	Percentage owned of less than 1% of total outstanding shares not shown.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities & Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended November 30, 2004, all Section 16(a) filing requirements were met.

Equity Compensation Plan Information

     The following table sets forth certain information as of November 30, 2004, regarding the Company’s 1992 Incentive Stock Compensation Plan, 1994 Non-Employee Director Stock Option Plan, the 2001 Stock Incentive Plan and the 2004 Stock Incentive Plan.

			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	664,351	$23.36	445,000
Equity compensation plans not approved by security holders	30,000 (1)	20.28	N/A
TOTAL	694,351	23.22	445,000

(1)	On January 24, 2001, the Board approved grants of options to purchase 6,000 shares of Company common stock to each then Director. These options are exercisable in annual increments of 1,500 each, beginning on the first anniversary date of the grant, and have an exercise price of $20.2813 per share, that being the fair market value of the shares on the date of the grant.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company’s Chief Executive Officer and the four remaining most highly paid executive officers for each of the last three fiscal years ended November 30.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation

						Awards		Payouts

						Number of
				Other		Securities	Restricted	LTIP	All
Name and		Salary	Bonus	Annual		Underlying	Stock	Payouts	Other
Principal Position	Year	$(1)	$(1)	Compensation $		Options	Awards $(2)	$(1)	Compensation $

James S. Marlen	2004	756,031	900,000	7,295	(3)	—	898,560	315,253	14,301,126	(4)
Chairman, President &	2003	727,745	1,350,000	5,039	(3)	—	—	413,946	31,407
Chief Executive Officer	2002	696,115	995,000	9,042	(5)	—	1,503,480	572,441	6,253
Javier Solis	2004	290,096	300,000	—		—	345,600	95,516	1,959,948	(4)
Senior Vice President	2003	279,132	407,000	—		—	—	93,932	12,803
Administration, Secretary &	2002	265,753	300,000	4,741	(5)	—	410,040	129,882	3,286
General Counsel
Gary Wagner	2004	290,096	300,000	7,868	(3)	—	345,600	95,516	1,394,064	(4)
Senior Vice President,	2003	279,132	407,000	8,934	(3)	—	—	93,932	12,987
Chief Financial Officer	2002	265,753	300,000	2,190	(5)	—	410,040	129,882	2,792
Thomas P. Giese	2004	242,442	175,000	8,787	(3)	—	345,600	79,815	2,394,221	(4)
Vice President;	2003	233,301	225,000	5,692	(3)	—	—	104,740	11,844
Group President,	2002	223,615	200,000	2,129	(5)	—	410,040	144,313	4,352
Water Transmission Group
James R. McLaughlin	2004	186,788	85,000	—		—	—	—	3,517	(6)
Vice President,	2003	179,981	100,000	—		—	—	—	3,839
Treasurer & Controller	2002	167,575	75,000	—		—	—	—	5,561

(1)	Amounts shown include cash and non-cash compensation earned for services performed and received by the Executive Officers as well as amounts earned but deferred at the election of those officers during the fiscal years indicated.

(2)	The amounts represent the dollar value of restricted common stock based on the value of the Company’s common stock on the date of grant. On March 24, 2004, James S. Marlen received a grant of 26,000 shares of restricted common stock and Javier Solis, Gary Wagner and Thomas P. Giese each received a grant of 10,000 shares of restricted common stock. Such restricted common stock vests at 33 1/3% per year. On January 23, 2002, James S. Marlen received a grant of 44,000 shares of restricted common stock and Javier Solis, Gary Wagner and Thomas P. Giese each received a grant of 12,000 shares of restricted common stock. Such restricted common stock vests at 25% per year. Any dividends generally declared by the Company are paid during the restricted period on restricted common shares.

As of November 30, 2004, James S. Marlen held a total of 48,000 shares of restricted stock. The value of such shares, based upon the closing price on the New York Stock Exchange on November 30, 2004 was $1,823,040. As of November 30, 2004 Javier Solis, Gary Wagner and Thomas P. Giese held a total of 16,000 shares each of restricted common stock. The value of such shares for each individual, based upon the closing price on the New York Stock Exchange on November 30, 2004 was $607,680.

(3)	Amounts reimbursed for taxes on executive perquisites.

(4)	Amounts represent contributions by the Company to the 401(k) Savings Plan for: James S. Marlen, $6,286; Javier Solis, $6,050; Gary Wagner, $6,050; Thomas P. Giese,$5,493; (b) dividends paid on unvested shares of restricted stock for: James S. Marlen, $35,400; Javier Solis, Gary Wagner and Thomas P. Giese, $11,400 each; and (c) lump sum payouts as a result of the termination of Ameron’s Supplemental Executive Retirement Plan for: James S. Marlen, $14,259,440; Javier Solis, $1,942,498; Gary Wagner, $1,376,614 and Thomas P. Giese, $2,377,328.

(5)	Above-market interest paid on deferred compensation.

(6)	Amount represents contributions by the Company to the 401(k) Savings Plan for James R. McLaughlin.

Employment and Change of Control Agreements

     In January 2003, the Company entered into an Amended and Restated Employment Agreement with James S. Marlen for his continued employment as Chairman, President and Chief Executive Officer. The term of the agreement is automatically extended from day-to-day so that it always has a remaining term of three years and six months, or until Mr. Marlen attains age 67 1/2, if sooner. Under the terms of that agreement Mr. Marlen’s annual base salary rate is subject to future merit increases based on annual reviews by the Board of Directors, with participation in the Company’s Management Incentive Compensation Plan (“MICP”), its Key Executive Long-Term Cash Incentive Plan (“LTIP”), and other executive compensation and benefit plans. If Mr. Marlen is terminated without cause, he would be entitled to a severance benefit equal to his then current base salary plus the highest bon us received during the three and one-half years preceding termination (but not less than 100% of his annual base salary determined as of the date of termination) times a factor of 3.5. In addition, under the terms of the agreement, Mr. Marlen will be reimbursed for any excise taxes which might be imposed under Section 4999 of the Internal Revenue Code. In the event of his death or long-term disability while employed, or termination for reasons other than cause, all stock awards will become fully vested and he will become entitled to vested pension benefits plus three years of additional service credit. In the event of a change of control of the Company, all unvested stock grants and stock options granted to Mr. Marlen will automatically vest. In the event that he is terminated without cause, Mr. Marlen will also be entitled to continued health and medical benefits coverage at the same cost he would be paying at the time of termination.

     In September 1998, the Company entered into Agreements with Messrs. Javier Solis and Gary Wagner, Senior Vice President of Administration, Secretary and General Counsel and Senior Vice President, Chief Financial Officer, respectively. The terms of those agreements are automatically extended so that they always have a remaining term of two years. Under the terms of those agreements, their annual base salary rates are subject to future merit increases based on annual reviews by the Board of Directors. In the event of a change of control of the Company resulting in termination without cause within twelve months following such change of control, Messrs. Solis and Wagner would be entitled to a severance benefit equal to three times the sum of (a) the higher of the annual base salary at the time of termination without cause or their current base salary and (b) the average annual bonus earned for the two completed fiscal years immediately prior to such termination. They would also be entitled to a pro-rata portion of target incentive bonuses under the Company’s annual and long-term management cash incentive plans. Such severance benefits are subject to reduction in order to comply with certain IRS regulations and limitations relating to change of control. In addition, all stock option awards would be become fully vested, and they would be entitled to continued health and medical benefits coverage at the same cost they would be paying at the time of termination.

     In June 2000, the Company entered into an Agreement with James R. McLaughlin, Vice President, Treasurer and Controller. The term of that agreement is automatically extended so that it always has a remaining term of two years. Under the terms of that agreement, his annual base salary rate is subject to future merit increases based on annual reviews by the Board of Directors. In the event of a change of control of the company resulting in termination without cause within twelve months following such change of control, Mr. McLaughlin would be entitled to a severance benefit equal to two times the sum of (a)the higher of the annual base salary at the time of termination without cause or his current base salary and (b) the average annual bonus earned for the two completed fiscal years immediately prior to such termination. He would also be entitled to a pro-rata portion of the target incentive bonus under the Company’s annual and long-term management cash incentive plans. Such severance benefits are subject to reduction in order to comply with certain IRS regulations and limitations relating to change of control. In addition, all stock option awards would become fully vested, and he would be entitled to continued health and medical benefits coverage at the same cost he would be paying at the time of termination.

OPTION GRANTS IN LAST FISCAL YEAR

No stock options were granted during fiscal 2004 to the named officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Number of				Value of Unexercised
	Securities		Number of Unexercised		In-the-money Options
	Underlying Options	Value	Options at FY-End #		At FY-End $ (1)
Name	Exercised #	Realized $	Exercisable	Unexercisable	Exercisable	Unexercisable

James S. Marlen	164,518	2,439,867	271,833	25,000	3,678,819	442,468
Javier Solis	—	—	82,684	5,000	1,438,278	88,494
Gary Wagner	—	—	79,684	5,000	1,373,088	88,494
Thomas P. Giese	—	—	57,400	—	1,032,603	—
James R. McLaughlin	—	—	—	—	—	—

(1)	Based on the market value of the common stock at November 30, 2004 minus the exercise price of “in-the-money” options.

Long-Term Incentive Plan Awards

     The Key Executive Long-Term Cash Incentive Plan (“LTIP”) was approved by the stockholders of the Company in March 2003. The purpose of this plan is to reward selected senior executives with above-average total pay for achieving and sustaining above-average long-term financial goals. Participants in the LTIP are eligible to receive cash incentive awards and grants of stock options based on the financial performance of the Company and its business units, after the end of each three-year performance cycle. The following table shows, for the named executive officers, the calculated future payouts, if any, under the LTIP for the three-year performance cycle which began in 2004. Threshold amounts are the minimum amounts payable under the LTIP provided that the minimum level of performance is achieved with respect to the pre-established performance objective, measured in terms of cumulative earnings per share for that three-year cycle. If such performance is not achieved, amounts paid would be zero.

LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR

		Performance	Estimated Future Payouts under
		Or Other	Non-stock Price-based Plans(1)
	Number of	Period until
	Shares, Units or	Maturation	Threshold	Target	Maximum
Name	Other Rights Awarded	Or Payout	$	$	$

James S. Marlen	—	3 Years	96,250	385,000	771,000
Javier Solis	—	3 Years	29,200	116,800	233,600
Gary Wagner	—	3 Years	29,200	116,800	233,600
Thomas P. Giese	—	3 Years	24,400	97,600	195,200
James R. McLaughlin	—	3 Years	14,100	56,400	112,800

(1)	Amounts shown in this table were calculated using the salaries for the listed participants in the LTIP as of November 30, 2004. Actual payouts, if any, would be based on actual salaries at November 30, 2006, the end of the performance cycle.

PENSION PLANS

     The following schedule shows the estimated annual benefit payable under the qualified Ameron Pension Plan (Salaried Section) at varying pay levels and years of service.

	Years of Service(1)
Final Avg. Annual
Compensation	10	15	20	25	30

$ 50,000	$6,968	$10,453	$13,937	$17,421	$20,905
100,000	16,718	25,078	33,437	41,796	50,155
150,000	26,468	39,703	52,937	66,171	79,405
200,000	36,218	54,328	72,437	90,546	108,655
205,000 or more	37,193	55,789	74,386	92,982	111,578

     For purposes of the qualified Ameron Pension Plan, compensation is base monthly salary, exclusive of overtime, severance, bonuses, commissions or deferrals. The Internal Revenue Code limits the amount per year on which benefits are based and limits the aggregate amount of the annual pension which may be paid by an employer from a plan which is qualified under the Code for federal income tax purposes. As of February 1, 2005, the maximum compensation which may be considered under the qualified Ameron Pension Plan was $205,000. Benefits shown above are computed assuming payout is in the form of a straight life annuity. The schedule assumes retirement at age 65. Benefits are not subject to deduction for Social Security or other offset amounts.

     In prior years, the pension plan information reported in this section was combined with the Ameron Supplemental Executive Retirement Plan. In 2004, the Board of Directors approved the termination and payout of the Supplemental Executive Retirement Plan. All eligible named individuals in the foregoing Summary Compensation Table received a payout under this termination, as shown in the Summary Compensation Table. The information shown for final average annual compensation and years of service is significantly different than was shown in previous years due to the aforementioned termination of the Ameron Supplemental Executive Retirement Plan. The amounts shown in the above table reflect only those amounts payable under the qualified Ameron Pension Plan.

     As of February 1, 2005, the estimated credited service for each of the named individuals in the foregoing Summary Compensation Table is:

	Credited Years
	Of Service(1)
	Present		At Age 65

James S. Marlen	11	8/12(2)	12	9/12(2)
Javier Solis	23	4/4	30
Gary Wagner	19	10/12	30
Thomas P. Giese	30		30
James R. McLaughlin	10	4/12	19	10/12

(1)	The maximum credit is 30 years.

(2)	In previous years, the Credited Years of Service shown were higher due to the terms of Mr. Marlen’s Employment Agreement. However, the years of service were only higher under the Ameron Supplemental Executive Retirement Plan, which the Board of Directors terminated in June 2004. The years of service which are shown above now apply only to the qualified Ameron Pension Plan. The Credited Years of Service shown above are the years allowed under the qualified Ameron Pension Plan.

     The following report of the Compensation Committee and the Stock Price Performance Graph included in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such acts.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the “Committee”) is composed entirely of independent outside directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee, all of whose actions are subject to approval by the Board of Directors, is responsible for the proper administration of the Company’s various compensation programs, including its salary policies, its Management Incentive Compensation Plan (“MICP”) (which comprises its annual bonus plan for management employees), its Key Executive Long-Term Cash Incentive Plan (“LTIP”) and its 2004 Stock Incentive Plan. On an annual basis the Committee reviews base salary ranges for the Company’s various levels of management, approves annual salaries of officers, approves MICP and LTIP awards, administers the 2004 Stock Inc entive Plan and makes grants thereunder, and reviews with the Board in detail all aspects of compensation for all officers of the Company, including the Chief Executive Officer.

     The executive compensation policy of the Company, which is endorsed by the Committee, is that the total compensation of all officers should be generally comparable to the total compensation being paid to similarly situated officers of other general diversified manufacturing companies with similar sales and industries in the U.S. but should be primarily based on individual performance, and that bonus compensation should be in the form of MICP and LTIP awards and stock-based awards which are contingent upon the performance of the Company as well as the individual contributions of each officer. Because of the inherent cyclical nature of some of the Company’s businesses, and because a significant portion of its businesses are dependent on the timing of projects over which it has no control, the Committee does not believe that the base salary portion of compensation of the Company’s office rs should be subject to annual fluctuations based solely on such effects.

     In setting officer base salaries for 2004, the Committee made its own evaluation of the individual performance of those officers. In determining comparability of officer salaries to those of other similarly situated officers, members of the Committee review the results of compensation surveys provided by various compensation consulting firms of national reputation.

     The MICP is based on the following measures: corporate performance, business unit performance and personal performance. The corporate performance measure is based on earnings per share and return on sales. The Committee believes that these factors are the primary determinant of share price over time. Because of the relatively low volume of trade of the Company’s stock and therefore its susceptibility to volatility based on extraneous factors, the Committee does not believe that share price per se is necessarily a measure of corporate performance. Business unit performance measures are based primarily on return on assets. Personal performance measures are based on such qualitative factors as performance against objectives and plans, and organizational and management development.

     Cash awards under the LTIP for the 2002-2004 performance cycle, which appear in the Summary Compensation Table, were formula-based and were earned based on the Company’s successful performance in excess of specific plan thresholds, measured in terms of its cumulative earnings per share, return on assets and return on equity for that three-year cycle. The determination of cash payouts, if any, under the LTIP for the fiscal years, 2003-2005, 2004-2006 and 2005-2007 performance cycles will not be made until after the end of the 2005, 2006 and 2007 fiscal years, respectively. For those performance cycles, the Company’s financial performance will continue to be measured based on cumulative earnings per share, with return on assets and return on equity thresholds.

     The current annual base salary of $790,000 for Mr. Marlen was set in January 2005. That base salary was established based on comparability of compensation being paid to other similarly situated officers of general diversified, multinational manufacturing companies. That base salary is scheduled to be reviewed again by the Committee in January 2006. A bonus award of $900,000 was approved for payment to Mr. Marlen under the MICP with respect to fiscal 2004 based on the Company’s performance against various financial goals established by the Committee, including earnings per share and return on sales, as well as a continuing very favorable assessment by the Board of Mr. Marlen’s individual performance and leadership. Such MICP award, taking into account the financial performance of the Company versus targets, is in line with the average of bonus awards paid to chief executive officers of general diversified, multinational manufacturing companies in the U.S. as reported by various compensation consulting firms of national reputation.

     The Committee has reviewed the total compensation components for each of the five highest paid officers for 2004 and has determined that in its opinion, the total compensation components of all officers are reasonable in view of the Company’s consolidated performance and the contribution of those officers to that performance.

Submitted by:

John E. Peppercorn, Chairman
Peter K. Barker
David Davenport

STOCK PRICE PERFORMANCE GRAPH

     The following line graph compares the yearly changes in the cumulative total return on the Company’s Common Stock against the cumulative total return of the New York Stock Exchange Market Value Index and the Peer Group Composite described below for the period of the Company’s five fiscal years commencing December 1, 1999 and ended November 30, 2004. The comparison assumes $100 invested in stock on December 1, 1999. Total return assumes reinvestment of dividends. The Company’s stock price performance over the years indicated below does not necessarily track the operating performance of the Company nor is it necessarily indicative of future stock price performance.

	DEC-99	NOV-00	NOV-01	NOV-02	NOV-03	NOV-04

Ameron International Corporation	100	82.17	162.94	143.10	169.64	199.76
N.Y.S.E.	100	99.08	92.45	80.36	94.63	108.52
Peer Group Composite Index	100	80.51	90.44	82.62	99.69	130.40

     The Peer Group Composite is based 70% on a Building Materials Companies Component and 30% on a Protective Coatings Companies Component. This percentage split was arrived at based on the historical sales volumes during the past five years of the Company’s Performance Coatings & Finishes Business Segment in comparison to the remainder of the Company’s other business segments which are generically in the building materials category. The Building Materials Companies Component is comprised of the following companies: Advanced Environ Recycle, American Woodmark Corp., Ameron, Armstrong Holdings Inc., Bairnco Corp., Ceradyne, Inc., Griffon Corp., Insituform Technols CLA, Knape & Vogt Mfg. Co., Martin Marietta Material, NCI Building Systems Inc., Owens-Corning, Raytech Corp., Shaw Group Inc., Southwall Technologies, T-3 Energy Services Inc., USG Corp. and Vulcan Materials Co. The Pr otective Coatings Companies Component is comprised of the following companies: Ameron, PPG Industries, Inc., RPM International, Inc., Sherwin-Williams Co., and Valspar Corp.

     The following report of the Audit Committee of the Board of Directors shall not be deemed soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is composed entirely of independent directors. Its composition meets the membership requirements described in the Audit Committee Charter. The purposes, duties and responsibilities of the Audit Committee are described in the Audit Committee Charter, copy of which is available on the Company’s website located at www.ameron.com.

     With respect to the Company’s fiscal year ended November 30, 2004, the Audit Committee: (a) has reviewed and discussed with management and PricewaterhouseCoopers LLP, the Company’s independent public accountants, the audited financial statements for fiscal 2004; (b) has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); (c) has received from the independent public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and its management; and (d) has considered whether the independent public accountants’ provision of the non-audit services which are described below under the caption “All Other Fees” is compat ible with the independent public accountants’ independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended November 30, 2004 for filing with the Securities and Exchange Commission (“SEC”).

Audit and Non-Audit Fees

     The following table presents the aggregate fees billed to date by the Company’s then current principal accountant for services provided to the Company for fiscal years 2003 and 2004.

	2003(4)	2004(4)

Audit Fees (1)	$1,207,000	$1,513,000
Audit-Related Fees (2)	42,000	67,000
Tax Fees (3)	943,000	317,000
All Other	—	—
Total	$2,192,000	$1,897,000

(1)	Audit Fees consisted of audit work performed in the preparation of the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as statutory audits, reviews of interim financial information and assistance with registration statements filed with the SEC. Audit Fees also consisted of additional audit work performed for internal control management certification and attestation pursuant to Section 404 of Sarbanes-Oxley Act of 2002 (“Sarbox 404”). For fiscal year 2004, the fees associated with such Sarbox 404 audit work totaled $951,000. Not included above are significant additional Audit Fees, including fees related to Sarbox 404 audit work for 2004 which is expected to be billed after the date of this report.

(2)	Audit-Related Fees consisted primarily of fees paid for accounting and auditing consultation services and audits of the Company’s employee benefit plans.

(3)	Tax Fees related to tax preparation and compliance services were $301,000 in 2003 and $301,000 in 2004. The balance related to miscellaneous tax consulting services.

(4)	All Audit and Audit-Related Fees were approved by the Audit Committee. Additionally, all Tax Fees for 2004 were approved by the Audit Committee. Of the Tax Fees for 2003, approximately $494,000 (or approximately 62%) were incurred prior to the adoption of the Audit Committee’s current approval policy and, therefore, were not approved by the Audit Committee.

     The Audit Committee approves in advance, all audit services, audit-related services and tax-related services provided by the Company’s independent public accountants. Pursuant to the pre-approval policy adopted by the Board of Directors in 2003, the Audit Committee also approves all other services provided by the independent public accountants in advance on a case-by-case basis. All engagements of the independent public accountants in 2003, subsequent to the implementation of the policy outlined above, were pre-approved pursuant to the policy.

     Deloitte & Touche LLP was the Company’s principal independent accountant in fiscal 2003 up to May 2003, and PricewaterhouseCoopers LLP has been the Company’s principal independent accountant from May 2003.

Submitted by:

John F. King, Chairman
J. Michael Hagan
Terry L. Haines

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company owns 50% of Tamco. Tokyo Steel Manufacturing Co, Ltd. (“Tokyo Steel”) and Mitsui (and its U. S. subsidiary) each own 25% of Tamco. It is the Company’s understanding that Mr. Taro Iketani owns approximately 16.46% of the outstanding shares in Tokyo Steel. As disclosed under “Voting Securities and Principal Holders Thereof ”, Mr. Iketani owns 7.27% of the shares of the Company.
     Tamco leases from the Company, certain land, buildings and improvements used in Tamco’s steelmaking operations at a monthly rate of $37,350 per month, payable quarterly in arrears. The amount receivable from Tamco on the lease as of November 30, 2004 was $74,700. The Company leases certain other land from Tamco used to store product at a monthly rate of $4,980 per month payable monthly in arrears. Tamco also provides and charges Ameron for certain utilities used in Ameron’s production processes. The Company reimbursed Tamco $490,946 for its share of such costs in the year ended November 30, 2004.
     John Marlen, adult son of James S. Marlen, Chairman, President & Chief Executive Officer of the Company, is employed as Group Safety Manager of the Water Transmission Group of the Company with total compensation in calendar year 2004 of approximately $64,900.

MISCELLANEOUS

Cost of Soliciting Proxies

     The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, stockholders are urged to return their proxies without delay.

STOCKHOLDER PROPOSALS

     Proposals of Stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 meeting must be addressed to the Company, Attention: Corporate Secretary, at the Company’s principal office, and must be received there no later than October 26, 2005.

     The Company’s Bylaws provide that for business to be brought before an Annual Meeting by a stockholder, written notice must be received by the Secretary of the Company not less than 60 or more than 120 days prior to the meeting; provided that in the event the first public disclosure of the date of the meeting is made less than 65 days prior thereto, the required notice may be received within ten days following such public disclosure. The information which must be included in the notice is specified in the applicable Bylaw, a copy of which may be obtained from the Secretary.

ABILITY OF STOCKHOLDERS TO COMMUNICATE WITH THE COMPANY’S

BOARD OF DIRECTORS

     The Stockholders may communicate to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarter’s address, 245 S. Los Robles Avenue, Pasadena, California 91101. Stockholders desiring to limit or direct their communications to only non-employee directors should so indicate on the envelope of the communication. All stockholder communications will be forwarded to the applicable director(s).

OTHER MATTERS

     So far as the Company’s Management knows, there are no matters to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented to the Annual Meeting, the persons named in the proxies will act according to their best judgment on behalf of the Stockholders they represent.

By Order of the Board of Directors

Javier Solis
Secretary

February 23, 2005
Pasadena, California

AMERON INTERNATIONAL CORPORATION
245 SOUTH LOS ROBLES AVENUE
PASADENA, CALIFORNIA 91101

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ameron International Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AMRINC	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERON INTERNATIONAL CORPORATION

The Board of Directors recommends a vote FOR Proposals 1 and 2.

Election of Directors.					For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	Nominees: 01) James S. Marlen 02) David Davenport

Vote On Proposal		For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP, as independent public accountants.	☐	☐	☐

								YES	NO

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.

					Please indicate if you plan to attend this meeting			☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners) Date

ANNUAL MEETING
OF
AMERON INTERNATIONAL CORPORATION

Wednesday, March 23, 2005
The Pasadena Hilton Hotel
10:00 a.m.
The California Ballroom
168 South Los Robles Avenue
Pasadena, CA 91101

Your vote is important to us. Please detach the proxy card below, and sign, date and mail it using the enclosed reply envelope, at your earliest convenience, even if you plan to attend the meeting. Your vote is held in confidence by our outside tabulator, Automatic Data Processing.

Ameron International Corporation 245 South Los Robles Avenue, Pasadena, California 91101 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS

The undersigned hereby appoints James S. Marlen, Javier Solis and Gary Wagner, and each of them, with full power of substitution in each, proxies to vote all the shares of Ameron International Corporation (“Ameron”) Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held March 23, 2005, and at any adjournments thereof, upon the matters stated on the reverse side, as specified and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1 and 2.